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ARTICLE IX MISCELLANEOUS PROVISIONS		24
Section 9.01.	Basic Agreement Ratified	24
Section 9.02.	GOVERNING LAW	24
Section 9.03.	Execution in Counterparts	24
Section 9.04.	Intention of Parties	24

Exhibit A	—	Form of Certificate
Exhibit B	—	Initial Amortization Schedule

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Exhibit 4.1

Execution Version

TRUST SUPPLEMENT No. 2022-1A

Dated as of March 28, 2022

between

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and

SUN COUNTRY, INC.

to

PASS THROUGH TRUST AGREEMENT

Dated as of December 9, 2019

$142,830,000

Sun Country Pass Through Trust 2022-1A

Sun Country Pass Through Certificates, Series 2022-1A

This Trust Supplement No. 2022-1A, dated as of March 28, 2022 (herein called the “Trust Supplement”), between Sun Country, Inc., a Minnesota corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of December 9, 2019, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate face amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company owns or will acquire 13 Boeing 737-800 aircraft (the “Applicable Aircraft”);

WHEREAS, the Company intends to finance each of the Applicable Aircraft;

WHEREAS, with respect to each Applicable Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Applicable Aircraft;

WHEREAS, the Trustee hereby declares the creation of the Sun Country Pass Through Trust 2022-1A (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence Fractional Undivided Interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the NPA, upon the financing of an Applicable Aircraft under the NPA, the Trustee on behalf of the Applicable Trust, shall purchase one or more Equipment Notes having the same interest rate (on a weighted average basis) as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I

THE CERTIFICATES

Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “Sun Country Pass Through Certificates, Series 2022-1A” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a Fractional Undivided Interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a) The aggregate face amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $142,830,000.

(b) The Regular Distribution Dates with respect to any distribution of Scheduled Payments means March 15 and September 15 of each year, commencing on September 15, 2022 until distribution of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d) [Reserved.].

(e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either (i) no assets of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold such Applicable Certificate or an interest therein or (ii) the purchase and holding of such Applicable Certificate or an interest therein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

(ii) The Applicable Certificates shall not be Book-Entry Certificates.

(f) If the purchaser or transferee of an Applicable Certificate or an interest therein is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) neither the Company nor any of its affiliates (or its or their agents) has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of such plan

(“Plan Fiduciary”), has relied in connection with its decision to invest in the Applicable Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such plan or the Plan Fiduciary in connection with such plan’s acquisition of the Applicable Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

(g) The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(h) The Applicable Certificates are subject to the Intercreditor Agreement.

(i) The Responsible Party is the Company.

(j) The definition of the term “PTC Event of Default” is as set forth in the Intercreditor Agreement.

(k) The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.

(l) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement: Has the meaning specified in the recitals hereto.

Aircraft: Means each of the Applicable Aircraft in respect of which a Participation Agreement is to be or is, as the case may be, entered into in accordance with the NPA (or any substitute aircraft, including engines therefor, owned by the Company and securing one or more Equipment Notes).

Aircraft Purchase Agreement: Has the meaning specified in the NPA.

Applicable Aircraft: Has the meaning specified in the recitals hereto.

Applicable Certificate: Has the meaning specified in Section 1.01 of this Trust Supplement.

Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Closing Date: Has the meaning specified in Section 6.01(b) of this Trust Supplement.

Applicable Participation Agreement: Has the meaning specified in Section 6.01(b) of this Trust Supplement.

Applicable Trust: Has the meaning specified in the recitals hereto.

Bankruptcy Event: Has the meaning specified in the Intercreditor Agreement.

Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Minneapolis, Minnesota, New York, New York, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate: Has the meaning specified in the Intercreditor Agreement.

Certificate Buyout Event: Means that a Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) both (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) the Company has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, the Company shall have abandoned any Aircraft.

Certificate Purchase Agreement: Means the Certificate Purchase Agreement, dated March 28, 2022, among the Company, the Trustee, the Other Trustees and the Initial Purchasers.

Class: Has the meaning specified in the Intercreditor Agreement.

Class B Certificate: Has the meaning specified in the Intercreditor Agreement.

Class B Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Closing Notice: Has the meaning specified in the NPA.

Company: Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party: Has the meaning specified in the Intercreditor Agreement.

Cut-off Date: Means the earlier of (a) the Final Prefunding Expiry Date and (b) the date on which a Triggering Event occurs.

Definitive Certificate: Has the meaning specified in Section 3.01 of this Trust Supplement.

Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

Downgrade Event: Means (a) the occurrence of a Change of Control (as defined in each Indenture) that results in a downgrade of the rating of the Applicable Certificates to “BB+” or lower by Kroll Bond Rating Agency and (b) within a period of 120 days from the occurrence of such downgrade, the Company has not exercised its right to redeem the Equipment Notes under Section 2.11(d) of each Indenture during such period.

Final Legal Distribution Date: Means March 15, 2031.

Final Prefunding Expiry Date: Means the earlier of (a) the final Prefunding Expiry Date permitted under and as defined in the Certificate Purchase Agreement, as the same may be extended pursuant to Section 2.1(d) thereof, and (b) the date on which Equipment Notes issued with respect to all of the Applicable Aircraft have been purchased by the Applicable Trust in accordance with the NPA and the Certificate Purchase Agreement.

Funding Date: Has the meaning specified in the Certificate Purchase Agreement.

Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Closing Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Indenture Event of Default: Means an “Event of Default” as defined in any Indenture.

Initial Closing Date: Has the meaning specified in the NPA.

Initial Purchasers: Means the “Purchasers” as defined in the Certificate Purchase Agreement.

Intercreditor Agreement: Means the Intercreditor Agreement dated as of March 28, 2022 among the Trustee, the Other Trustees party thereto, and Wilmington Trust, National Association, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Investment Company Act: Means the U.S. Investment Company Act of 1940, as amended.

Investors: Means the Initial Purchasers, together with all subsequent beneficial owners of the Applicable Certificates.

Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture and the Participation Agreement relating to such Equipment Note.

NPA: Means the Note Purchase Agreement dated as of March 28, 2022 among the Trustee, the Other Trustees party thereto, the Company, Wilmington Trust, National Association, as the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2022-1B dated as of the date hereof relating to Sun Country Pass Through Trust 2022-1B, (ii) the Basic Agreement, as supplemented by a Trust Supplement relating to any Additional Trust and (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means the Sun Country Pass Through Trust 2022-1B, an Additional Trust or Trusts, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Participation Agreement: Means each Participation Agreement to be entered into, or entered into (as the case may be), by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

PIK Amounts: Means, as of any date of determination, interest on the Pool Balance of the Applicable Certificates that was scheduled for distribution on any applicable Regular Distribution Date and was not paid on such Regular Distribution Date (and remains unpaid as of such date of determination) together with any interest accrued thereon at the Stated Interest Rate (as defined in the Intercreditor Agreement) applicable to the Applicable Certificates.

Pool Balance: Means, as of any date, (i) the sum of the original principal amounts of the Equipment Notes relating to the Applicable Certificates purchased by the Applicable Trust on each Closing Date (as defined in the NPA) occurring on or prior to such date, less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates other than payments made in respect of interest, PIK Amounts or premium (including Premium) thereon or reimbursement of any costs or expenses incurred in connection therewith (and disregarding any return of prefunded amounts or payment of commitment fees to the Initial Purchasers under the Certificate Purchase Agreement). The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the sum of the original principal amounts of the Equipment Notes relating to the Applicable Certificates purchased by the Applicable Trust on each Closing Date occurring on or prior to such Distribution Date. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Premium: Has the meaning specified in the Intercreditor Agreement.

QIB: Means a qualified institutional buyer as defined in Rule 144A.

Ratings Confirmation: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 3.04 of this Trust Supplement.

Registrar: Has the meaning specified in Section 3.04 of this Trust Supplement.

Restricted Legend: Has the meaning specified in Section 3.02 of this Trust Supplement.

Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

Scheduled Closing Date: Has the meaning specified in the NPA.

Scheduled Payment: Means, with respect to any Equipment Note, any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or the Subordination Agent within five days of the date on which such payment is scheduled to be made), which payment represents the installment of principal on such Equipment Note at the stated maturity of such installment, scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium (including Premium), if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement.

Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.

Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.

ARTICLE III

ISSUANCE AND TRANSFER OF THE APPLICABLE CERTIFICATES

Section 3.01. Issuance of Applicable Certificates.

The Applicable Certificates shall be issued only as certificated securities in definitive, fully registered form without interest coupons substantially in the form of Exhibit A hereto with such legends thereon as are provided for in Section 3.02 (each, a “Definitive Certificate”) and only in denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one Applicable Certificate may be issued in a different denomination. Each Definitive Certificate shall be dated the date of its authentication. The initial Definitive Certificates delivered at the closing under the Certificate Purchase Agreement shall be registered in such names as are provided pursuant to the Certificate Purchase Agreement.

Section 3.02. Restrictive Legends. All Applicable Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restricted Legend”) except as provided in Section 3.05(a) or unless the Company and the Trustee determine otherwise consistent with applicable law:

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). YOU, THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREE THAT THIS CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY TO THE TRUSTEE OF AN OPINION OF COUNSEL AND OTHER DOCUMENTATION AS THE TRUSTEE MAY REQUEST), (2) TO A

PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT OR ANY SUCCESSOR PROVISION, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) TO SUN COUNTRY, INC. AND, IN EACH OF THE FOREGOING CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

WITHOUT LIMITING THE FOREGOING, IF SUCH HOLDER IS A UNITED STATES PERSON AS DEFINED UNDER SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO ANOTHER UNITED STATES PERSON.

THIS CERTIFICATE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT.

Section 3.03. Amendment of Sections 3.04 and 3.05 of the Basic Agreement. Sections 3.04 and 3.05 of this Trust Supplement supersede and replace Sections 3.04 and 3.05 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

An Applicable Certificateholder may transfer an Applicable Certificate, in whole or in part in authorized denominations, or request that an Applicable Certificate be exchanged for Applicable Certificates in authorized denominations in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of such Applicable Certificate surrendered for exchange, by surrender of such Applicable Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar. No such transfer shall be effected until, and such transferee shall succeed to the rights of an Applicable Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by an Applicable Certificateholder as provided herein, the Trustee shall treat the person in whose name the Applicable Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. When Applicable Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of an Applicable Certificate in a Fractional Undivided Interest equal to the aggregate Fractional Undivided Interest of Applicable Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until the conditions to any such transfer or exchange set forth in Section 3.05 shall have been satisfied.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request. No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates. All Applicable Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

Section 3.05. Transfer Provisions.

(a) Restricted Legend. Upon the transfer, exchange or replacement of Applicable Certificates not bearing the Restricted Legend, the Registrar shall deliver Applicable Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Applicable Certificates bearing the Restricted Legend, the Registrar shall deliver only Applicable Certificates that bear the Restricted Legend unless there is delivered to the Registrar, the Trustee and the Company, such certifications, legal opinions or other information as the Registrar, the Trustee or the Company may reasonably require to confirm that neither such Restricted Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(b) General. By acceptance of any Applicable Certificate bearing the Restricted Legend, each Holder of such an Applicable Certificate acknowledges the restrictions on transfer of such Applicable Certificate set forth in the Agreement and agrees that it will transfer such Applicable Certificate only as provided in the Agreement. The Registrar shall not register a transfer of any Applicable Certificate unless such transfer complies with the restrictions on transfer, if any, of such Applicable Certificate set forth in this Agreement. In connection with any transfer of Applicable Certificates, each Applicable Certificateholder agrees by its acceptance of the Applicable Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act, and in accordance with the terms and provisions of this Article III; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.06. [Reserved].

Section 3.07. Adjustments and Additional Restrictions on Transfer Prior to Final Pre-Funding Expiry Date.

(a) Adjustments to Initial Certificates. The face amount of the initial Applicable Certificates issued to the Initial Purchasers pursuant to the Certificate Purchase Agreement shall represent, in the aggregate for each such Initial Purchaser, the full purchase price to be paid under the Certificate Purchase Agreement by such Initial Purchaser for its Applicable Certificates on all Funding Dates, and such purchase prices in the aggregate for all Initial Purchasers equal the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Accordingly, such face amounts and the Fractional Undivided Interest as set forth in any such initial Applicable Certificate issued to the Initial Purchasers have been determined assuming each Initial Purchaser funds the full maximum amount of its purchase price, and that such purchase price is fully used for the purchase by the Trust of Equipment Notes. If, prior to the Final Prefunding Expiry Date, for any reason any Initial Purchaser does not fund its assumed full purchase price of Applicable Certificates under the Certificate Purchase Agreement, or any such purchase price, once funded, is required to be returned to such Initial Purchaser pursuant to the Certificate Purchase Agreement (any such event, a “Reduction Event” and any such contemplated purchase price amount so not funded by, or so required to be returned to, such Initial Purchaser in connection therewith, the “Reduction Amount”):

(i) the face amount of the initial Applicable Certificates issued to such Initial Purchaser shall, effective upon occurrence such Reduction Event, be deemed permanently reduced by such Reduction Amount (on a pro rata basis, if more than one such initial Applicable Certificate has been so issued to such Initial Purchaser);

(ii) if the Reduction Amount does not affect all Initial Purchasers on a pro rata basis, the Fractional Undivided Interest represented by each Applicable Certificate shall, effective upon occurrence of such Reduction Event, be correspondingly deemed adjusted (by such amount as confirmed by the Trustee); and

(iii) promptly following any such Reduction Event, the Trustee will (A) notify the Company and each Initial Purchaser of the occurrence thereof, the related Reduction Amount and, as to any affected Applicable Certificates, the resulting reductions in face amount and changes to Fractional Undivided Interests, and (B) as to each affected Applicable Certificate, record any such reduction in face amount and change to Fractional Undivided Interests in the records maintained by the Trustee (which may be set forth in the Register).

(b) Replacement Applicable Certificates. At any time after the Final Prefunding Expiry Date, for any such affected Applicable Certificate (as to which the face amount has reduced or the Fractional Undivided Interest has been adjusted so as to no longer correspond to the applicable amounts specifically reflected in such Applicable Certificate), the applicable Investor shall have the right to exchange (and if requested by the Company or the Trustee, and otherwise in connection with the first transfer of such Applicable Certificate, shall so exchange) such Applicable Certificate for a replacement Applicable Certificate (or replacement Applicable Certificates in the aggregate) in the reduced face amount and adjusted Fractional Undivided Interest, as applicable, in each case after reflecting all such Reduction Events and applicable Reduction Amounts.

(c) Additional Restrictions on Transfer Prior to Final Prefunding Expiry Date. No transfer of the Applicable Certificates shall be permitted prior to occurrence of the Final Prefunding Expiry Date, unless the Company shall have consented thereto (including for purposes of transfer of applicable commitments under the Certificate Purchase Agreement).

(d) Trustee Records. For each Applicable Certificate issued prior to the Final Prefunding Expiry Date, the Trustee shall maintain applicable records (which may be included in the Register) indicating, and setting forth each applicable adjustment to, the face amount of and Fractional Undivided Interests represented by such Applicable Certificate pursuant to this Section 3.07 (and such face amounts and Fractional Undivided Interest amounts so reflected in the records maintained by the Trustee shall supersede any conflicting amounts set forth in such Applicable Certificate).

(e) Effect on Distributions. If any Reduction Event results in a change in Fractional Undivided Interests of any Applicable Certificates, the Trustee shall, in connection with any distributions by the Trustee to the Certificateholders of interest relating both to the period prior to such change in Fractional Undivided Interests and the period from and after such change, allocate applicable distributions taking into account the Fractional Undivided Interests in effect (and interest accruing) on each day during such period.

(f) Section 3.07 Paragraph. Any Applicable Certificate(s) issued prior to the Final Prefunding Expiry Date shall include the applicable notation (as indicated in the form thereof attached as Exhibit A hereto) indicating that the face amount and Fractional Undivided Interest set forth therein remain subject to adjustment pursuant to, and such Applicable Certificate is subject to the additional restrictions on transfer as set forth in, this Section 3.07 (the “Section 3.07 Paragraph”). Any Applicable Certificate issued pursuant to Section 3.07(c) above after the Final Prefunding Expiry Date shall be issued without such Section 3.07 Paragraph.

ARTICLE IV

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01. Statements to Applicable Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below. Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i) The aggregate amount of funds distributed on such Distribution Date under the Agreement, indicating the amount allocable to each source;

(ii) The amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Premium), if any;

(iii) The amount of such distribution under the Agreement allocable to interest, and, in respect to the Applicable Certificates and Class B Certificates, the amount of such distribution allocated to PIK Amounts (separately indicating amount allocated to interest and principal of such PIK Amounts);

(iv) [Reserved];

(v) [Reserved]; and

(vi) The Pool Balance and the Pool Factor.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns.

(c) If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Final Prefunding Expiry Date differ from the amount thereof set forth for the Applicable Certificates on Exhibit C hereto, by no later than the 15th day prior to such Regular Distribution Date, the Trustee shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 15 Business Days prior to the date of mailing.

(d) Promptly following (i) the Final Prefunding Expiry Date, if there has been any change in the information set forth in clauses (y) and (z) below from that set forth on Exhibit

C hereto, and (ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Final Prefunding Expiry Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal payment schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice.

(e) The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(f) This Section 4.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02. Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b) This Section 4.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 4.03. Distributions from Special Payments Account. (a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 4.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 8.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment.

(b) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i) The Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 8.01 of this Trust Supplement),

(ii) The amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Premium), if any, and interest,

(iii) The reason for the Special Payment, and

(iv) If the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Premium), if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Premium) received will also be distributed.

If any redemption of the Equipment Notes held in the Applicable Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

(c) This Section 4.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

ARTICLE V

DEFAULT

Section 5.01. Purchase Rights of Certificateholders. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event:

(i) So long as no Additional Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, this Section 5.01(a) (upon such election and notification thereof, the right specified in this Section 5.01(a)(i) shall be suspended and (x) upon consummation of such purchase pursuant to such election, be terminated with respect to such Certificate Buyout Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be reinstated), each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase all, but not less than all, of the Applicable Certificates upon 15 days’ written notice to the Trustee and each other Class B Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Class B Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such 15-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder’s desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 5.01(a)(i);

(ii) If any Additional Certificates are issued pursuant to one or more Additional Trusts, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire as a result of any purchase of the Applicable Certificates pursuant to Clauses (i) above) to purchase all, but not less than all, of the Applicable Certificates, the Class B Certificates and any Additional Certificates ranked senior to the Additional Certificates held by the purchasing Additional Certificateholders upon 15 days’ written notice to the Trustee, the Class B Trustee, any Additional Trustee with respect to Additional Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholders and each other Additional Certificateholder of the same class, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Additional Certificateholder of such class (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class B Certificates and such senior Additional Certificates pro rata based on the Fractional Undivided Interest in the applicable Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15-day period any other Additional Certificateholder of such class fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Applicable Certificates, the Class B Certificates and such senior Additional Certificates pursuant to this Section 5.01(a)(ii); and

(iii) If any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 5.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium (including Premium), but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, all of the Applicable Certificates, the Class B Certificates (unless such purchaser is a Class B Certificateholder) and, if applicable, the Additional Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholder(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 5.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from such Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Intercreditor Agreement, the NPA, the Note Documents and all Applicable Certificates held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Intercreditor Agreement, the NPA, the Note Documents and all such Applicable Certificates) and (ii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

Anything to the contrary herein notwithstanding, any purchase (and purchase price) of Applicable Certificates under this Section 5.01 shall exclude any remaining rights (and purchase price amounts attributable to such remaining rights) under the Certificate Purchase Agreement (including in relation to return of any prefunded amounts and payment of any commitment fees in respect thereof).

As used in this Section 5.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Trust”, “Class B Trust”, “Class B Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(b) This Section 5.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02. Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE VI

THE TRUSTEE

Section 6.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Certificate Purchase Agreement, the Intercreditor Agreement and the NPA on or prior to the Issuance Date (and in the timing contemplated under the Certificate Purchase Agreement), each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate face amounts the amount set forth, with respect to the Applicable Trust, in Schedule I to the Certificate Purchase Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate face amount specified in this paragraph. The provisions of this Section 6.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

(b) On or after the Initial Closing Date, the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than one Business Day prior to the date as to which such Closing Notice relates (including as any such Closing Date may be delayed in accordance with the Section 1(e) of the NPA and Section 2.1(d) of the Certificate Purchase Agreement) (the “Applicable Closing Date”), the Trustee shall (as and when specified in the Closing Notice), subject to the conditions set forth in Section 2 of the NPA, perform its obligations under the NPA enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinion relating to the Trustee to be duly delivered as required by the NPA and the Applicable Participation Agreement. Upon satisfaction of the conditions specified in the NPA and subject to applicable terms set forth in the Certificate Purchase Agreement, the Trustee shall purchase the applicable Equipment Notes with the funds advanced by the Applicable Certificateholders on the applicable Funding Date in respect to such Applicable Closing Date in accordance with the terms of the NPA. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. The provisions of this Section 6.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 6.01(b) of this Trust Supplement, the NPA and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 6.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 6.02. The Trustee. (a) Subject to Section 6.03 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, or the NPA or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement or the NPA has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 6.03. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) The Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party;

(b) The execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) The execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d) This Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 6.04. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

ARTICLE VII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 7.01. Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 7.02. Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time:

(i) Enter into one or more agreements supplemental to the NPA, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement or any Liquidity Facility” shall also be deemed to refer to “the Intercreditor Agreement or the NPA”,

(ii) Enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the NPA to provide for the formation of one or more Additional Trusts, the issuance of Additional Certificates, the purchase by an Additional Trust (if any) of applicable Additional Equipment Notes (as defined in the Intercreditor Agreement) and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(d) of the Intercreditor Agreement, and

(iii) Enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(c) of the Intercreditor Agreement.

(iv) Enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the NPA to provide for the replacement of one or more airframes by one or more substitute airframes, subject to the provisions of Section 4.04(f) of the applicable Indentures, and the replacement of related engines and other matters incidental thereto.

Section 7.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the NPA.

Section 7.04. Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 7.02 or Section 7.03 of this Trust Supplement to the contrary, no amendment or modification of Section 5.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

Section 7.05. Amendment of Section 8.03 of the Basic Agreement Section 7.06. Section 8.03 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by replacing Section 8.03(a) in its entirety with the following:

“(a) The Company shall deliver to the Trustee:

(1) in respect of each financial year, audited financial statements of the Parent or Company, as determined pursuant to clause (3), which are prepared in accordance with GAAP which represent fairly and accurately in all material respects the financial position of the Parent or Company, as applicable, as at the end of the financial year and results of operations and cash flows for the period then ended; and deliver to the Trustee a copy of such financial statements as soon as practicable but not later than 120 days after the end of the financial year to which they relate;

(2) in respect of each quarterly period in each financial year (except the fourth), unaudited (or audited, if available) financial statements of the Parent or Company, as determined pursuant to clause (3), which are prepared in accordance with GAAP which represent fairly and accurately in all material respects the financial position of the Parent or Company, as applicable, as at the end of such quarterly period and results of operations and cash flows for the period then ended; and deliver to the Trustee a copy of such financial statements as soon as practicable but not later than 60 days after the end of the quarterly period to which they relate;

(3) if at any date of determination, the Parent-Only Net Worth is:

i.	less than or equal to 5% of the Consolidated Net Worth, the Company shall deliver to the Trustee the financial statements as described in clauses (1) and (2) above in respect of the Parent;

ii.

greater than 5% of the Consolidated Net Worth but less than or equal to10% of the Consolidated Net Worth, the Company shall provide (x) the financial statements as described in clauses (1) and (2) above in respect of the Parent and (y) a brief quantitative description of the assets and liabilities underlying the Parent-Only Net Worth; or

iii.	greater than 10% of the Consolidated Net Worth, the Company shall provide standalone financial statements as described in clauses (1) and (2) above in respect of the Company to the Trustee; and

(4) in lieu of delivering to the Trustee the financial statements referred to in clauses (1) and (2) above, the Company may cause such financial statements to be publicly available on the internet within the time period set forth in clauses (1) and (2) above, respectively, at a location identified to Trustee in writing.”

Section 7.06. Amendment of Section 1.01 of the Basic Agreement

Section 7.07. Section 1.01 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by adding the following new definitions thereto, in proper alphabetical order, to read as follows:

“Consolidated Net Worth: Means, at any date of determination, the Net Worth of the Parent consolidated with the Net Worth of the Company.”

“GAAP: Means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.”

“Net Worth: Means, at any date of determination, the excess of total assets over total liabilities, total assets and total liabilities each to be determined as to both classification of items and amounts in accordance with GAAP.”

“Parent: Means Sun Country Airlines Holdings, Inc. and each of its successors.”

“Parent-Only Net Worth: Means, at any date of determination, the Net Worth of the Parent less the Net Worth of the Company.”

ARTICLE VIII

TERMINATION OF TRUST

Section 8.01. Termination of the Applicable Trust. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

In connection with the occurrence of the event set forth in clause (B) above of the first paragraph of this Section 8.01(a), notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(b) The provisions of this Section 8.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 9.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

SUN COUNTRY, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Signature Page to Trust Supplement 2022-1A

EXHIBIT A

FORM OF CERTIFICATE

Certificate	PPN No: [ ]

No.

SUN COUNTRY PASS THROUGH TRUST 2022-1A

Sun Country Pass Through Certificate, Series 2022-1A

Issuance Date:    [__], 2022

Final Legal Distribution Date: March 15, 2031

Evidencing A Fractional Undivided Interest In The Sun Country Pass Through Trust 2022-1A, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By Sun Country, Inc.

$[_____________] Fractional Undivided Interest

representing .[__]% of the Trust per $1,000 face amount

THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (___________________________________________________ DOLLARS) Fractional Undivided Interest in the Sun Country Pass Through Trust 2022-1A (the “Trust”) created by Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of December 9, 2019 (the “Basic Agreement”), between the Trustee and Sun Country, Inc., a Minnesota corporation (the “Company”), as supplemented by Trust Supplement No. 2022-1A thereto, dated as of March 28, 2022 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Sun Country Pass Through Certificates, Series 2022-1A” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes, and all rights of the Trust to receive payments under the Intercreditor Agreement (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

[AS OF THE DATE OF ISSUANCE OF THIS CERTIFICATE AND THROUGH THE OCCURRENCE OF THE FINAL PREFUNDING EXPIRY DATE (AND DISTRIBUTION OF ANY AMOUNTS IN RELATION THERETO PURSUANT TO THE CERTIFICATE PURCHASE AGREEMENT), THE FACE AMOUNT AND FRACTIONAL UNDIVIDED INTEREST SET FORTH ABOVE IN THIS CERTIFICATE REMAIN SUBJECT

TO ADJUSTMENT PURSUANT TO, AND THIS CERTIFICATE IS SUBJECT TO THE ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN, SECTION 3.07 OF THE TRUST SUPPLEMENT. THE ACTUAL FACE AMOUNT AND FRACTIONAL UNDIVIDED INTEREST REPRESENTED BY THIS CERTIFICATE, TAKING INTO ACCOUNT ANY SUCH ADJUSTMENTS, SHALL BE AS SET FORTH IN THE RECORDS MAINTAINED BY THE TRUSTEE PURSUANT TO SECTION 3.07 OF THE TRUST SUPPLEMENT.]1

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on March 15 and September 15 of each year (a “Regular Distribution Date”) commencing September 15, 2022, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

[1]

This Section 3.07 Paragraph should be included in each Applicable Certificate issued prior to the Final Prefunding Expiry Date. This 3.07 Paragraph should be omitted from Applicable Certificates issued after the Final Prefunding Expiry Date (each of which should each be issued in the applicable face amounts and reflecting Fractional Undivided Interests after taking into account all applicable adjustments pursuant to Section 3.07 of the Trust Supplement).

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

If the purchaser or transferee of this Certificate or an interest herein is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) neither the Company nor any of its affiliates (or its or their agents) has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of such plan (“Plan Fiduciary”), has relied in connection with its decision to invest in this Certificate, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such plan or the Plan Fiduciary in connection with such plan’s acquisition of this Certificate; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

SUN COUNTRY PASS THROUGH TRUST 2022-1A

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

TRANSFER NOTICE

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder (the “Transferor”) hereby sell(s), assign(s) and transfer(s) unto

(the “Transferee”)

(Please print or typewrite name and address including zip code of assignee)

(Insert Taxpayer Identification No. of assignee)

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Registrar with full power of substitution in the premises (the “Transfer”).

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES]

In connection with any transfer of this Certificate, the undersigned confirms that without utilizing any general solicitation or general advertising that:

PART A [check either Item 1 or Item 2 of this Part A]

[ ] Item 1. Check if Transferor is a United States Person. The Transferor hereby certifies that the Transfer is being made to another United States Person.

[ ] Item 2. Check if Transferor is not a United States Person.

As used in this Part A, “United States Person” has the meaning given to such term in the Internal Revenue Code of 1986, as amended.

PART B

[ ] (a) this Certificate is being transferred to an institution that is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act in a transaction exempt from the registration requirements of the Securities Act.

[_] (b) this Certificate is being transferred to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

[_] (c) this Certificate is being transferred in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act.

[_] (d) this Certificate is being transferred pursuant to an effective registration statement under the Securities Act.

[_] (e) this Certificate is being transferred to Sun Country, Inc.

[_] (f) the Certificate is being transferred other than in accordance with (a), (b), (c), (d) or (e) above in compliance with an exemption from registration under the Securities Act and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If none of the foregoing boxes is checked, the Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.05 of the Trust Supplement shall have been satisfied.

Date:[ , ]
[Name of Transferor]
NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY TRANSFEREE IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any Person on whose behalf it is acting with respect to any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Applicable Trust and/or the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:[ , ]
NOTE: To be executed by an executive officer.

EXHIBIT B

INITIAL AMORTIZATION SCHEDULE

Date	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000